UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2025

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California	95054-1549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 765-8080

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	INTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 14, 2025, Intel Corporation (“Intel”) issued a joint press release with Silver Lake announcing the entry into a Transaction Agreement, dated as of April 14, 2025, by and among Intel, Intel Americas, Inc., a wholly owned subsidiary of Intel, SLP VII Gryphon Aggregator, L.P., an affiliate of Silver Lake (“SL”), and Altera Corporation, a wholly owned subsidiary of Intel (“Altera”), pursuant to which SL will acquire a controlling fifty-one percent (51%) ownership stake in Intel’s Altera business. A copy of the press release is attached as Exhibit 99.1, the full text of which is incorporated herein by reference.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties, including with respect to the terms and anticipated timing of closing the agreed upon sale of a controlling interest in Altera and the potential benefits of such sale to Intel and Altera. Such statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including: the risk that the transaction may not be completed in a timely manner or at all, including as a result of a failure to receive regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction; the risk that the expected benefits of the transaction, including as a result of the increased independence of Altera, may not be realized; the risk of future loss of the Altera business by Intel as a result of the sale of a controlling interest in Altera; disputes or potential litigation related to the transaction or the ownership, control and operation of the Altera business, including as it relates to Intel; unanticipated costs related to the transaction or the Altera business that may be incurred; risks as to the retention of key Altera personnel and customers; risks related to the diversion of management’s attention during the pendency of the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; changes in demand for Altera’s semiconductor products; the high level of competition and rapid technological change in the semiconductor industry; and other risks and uncertainties described in Intel’s 2024 Form 10-K and our other filings with the United States Securities and Exchange Commission (the “SEC”).

Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this current report on Form 8-K and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business.

All information in this press release reflects Intel management views as of the date hereof unless an earlier date is specified. Intel does not undertake, and expressly disclaims any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are provided as part of this report.

Exhibit Number	Description

99.1	Press Release issued by Intel Corporation and Silver Lake, dated April 14, 2025

104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION
(Registrant)

Date: April 14, 2025	/s/ April Miller Boise
April Miller Boise
Executive Vice President and Chief Legal Officer